EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

EDIBLE GARDEN AG INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	300,000(1)(2)	$1.21(3)	$363,000	0.00011020	$40
Total Offering Amounts					$363,000		$40
Total Fee Offsets							$40(4)
Net Fee Due							$0

(1)

Reflects 300,000 additional shares of Common Stock issuable under the Edible Garden AG Incorporated 2022 Equity Incentive Plan, as amended (the “Plan”), as a result of an increase approved by the stockholders of the Company at its 2023 Annual Meeting of Stockholders on June 8, 2023. The Additional Shares are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-267441) filed with the Securities and Exchange Commission on September 15, 2022.

(2)

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s shares of common stock as reported on the Nasdaq Capital Market on July 6, 2023.

(4)	Earlier paid on November 1, 2021 as set forth in Table 2 below.

Table 2 - Fee Offset Claims and Sources
	Registrant Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(p)
Fee Offset Claims	Edible Garden AG Incorporated	S-1(1)	333-260655	11/01/2021		$40	Equity	Common stock, par value $0.0001 per share		$57,632,250
Fee Offset Sources	Edible Garden AG Incorporated	S-1(1)	333-260655		04/26/2022						$8,612

(1)	The Registrant has completed any offering that included the unsold securities under the prior registration statement.